EXHIBIT 10.28(a)

INCENTIVE PAYMENT SETTLEMENT AGREEMENT

THIS AGREEMENT is made on 29 March 2004

BETWEEN:

1.	KPN Telecom B.V., a company organised under the laws of The Netherlands (“KPN”);

2.	Swisscom AG, a company organised under the laws of Switzerland (“Swisscom”);

3.	TeliaSonera AB, a company organised under the laws of Sweden (“TeliaSonera”);

(the parties in (1) through (3) each an “Indirect AUCS Stockholder” and together the “Indirect AUCS Stockholders”);

4.	Infonet Services Corporation, a Delaware Corporation (“ISC”);

(each of the above, a “Party” and together the “Parties”).

WHEREAS:

(A)	The Parties (with Telia AB as the predecessor in title to TeliaSonera) have entered into a) a Termination and Transition Agreement dated as of 30 September 2002 (the “TTA”) and b) an Incentive Payment Agreement dated 14 March 2003 (the “IPA”).

(B)	Clause 5 (Closing Date Financial Statements) of the TTA contains undertakings by the Parties to be performed after Completion with respect to, among others, the Closing Date Financial Statements, the Interim Incentive Payment and the Incentive Payment Balance (all of which terms as defined in the TTA). The Parties have concluded that the agreed Incentive Payment (clause 5.5, TTA) derived from the agreed final Closing Date Financial Statements amounts to €77,000,000, as memorialised in clause 3.1of the IPA out of which the Retention Amount was memorialised as €5,000,000 (clause 3.2(b) of the IPA).

(C)

Pursuant to Clause 5.6 of the TTA and Clause 3.2 of the IPA, the Parties have entered into an Escrow Agreement with Nationale Trust Maatschappij N.V. (the “Escrow Agent”) dated 16 May 2003 (the “Escrow Agreement”) and the

Indirect AUCS Stockholders have paid the Retention Amount (€5,000,000) into the Escrow Account.

(C)	The Parties now wish to:

(1)	memorialise their compliance with and the result of certain undertakings in clause 5 of the TTA; and

(2)	confirm their agreement on the terms of compliance with certain remaining undertakings in clause 5 of the TTA.

1.	DEFINITIONS AND INTERPRETATION

1.1	Capitalised terms used but not defined in this Agreement shall have the meanings as defined in any of the TTA, the IPA or the Escrow Agreement (and if defined in more than one, then the definition used in the most recent).

1.2	Unless otherwise indicated, references to clauses are to clauses of this Agreement.

2.	POST CLOSING ADJUSTMENT

2.1	Post Closing Adjustment

Pursuant to Clause 5.6 (b) through (d) of the TTA, the Parties have agreed that the agreed Incentive Payment shall be reduced by a Post Closing Adjustment of €3,000,000 in accordance with Clause 5.6 (b) of the TTA.

2.2	Payment

In accordance with clause 5.6(e) of the TTA, the Post Closing Adjustment shall be paid by distribution of the Retention Amount out of the Escrow Account as follows: -

(a)	€2,000,000 to ISC; and

(b)	€3,000,000 to the Indirect AUCS Stockholders, less all bank and administrative costs, charges or withholdings due in connection with the Escrow Agreement and Escrow Account if any; and

In accordance with Clause 5.6(a) of the TTA and 3.2 of the Escrow Agreement, interest on the Escrow Account shall be paid by the Escrow Agent to ISC.

2.3	Notice to Escrow Agent

The Parties have prepared the Joint Escrow Notice in the form contemplated in the Escrow Agreement to give effect to the payments provided for in clause 2.2 above. The Parties will accordingly have their Authorised Representatives (Anne van’t Zelfde and Germain Lebeau) execute the attached Joint Escrow Notice and submit the Joint Escrow Notice to Nationale Trust Maatschappij N.V. in accordance with the Escrow Agreement prior to 31 March 2004.

3.	ANCILLIARY AGREEMENTS

3.1	Support provided by ISC

ISC agrees to cooperate with AUCS to support certain follow-on administrative requirements relating to the winding down of AUCS (such as financial administration, human resource, and legal and IT support services) up to the extent as currently provided or as appropriate to support AUCS dealing with any claims from governmental authorities related to Clause 3.2 below, but in any event only for the time as of which employees with the required skills and knowledge are available in ISC in the EMEA region. Such support services shall be provided to AUCS free of charge until 31 December 2007 and thereafter on a time and materials basis (except for support services in connection with Clause 3.2 below, which will be provided without charge).

3.2	Waivers

The Indirect AUCS Stockholders agree that any tax on wages or social security withholding, arising in the Netherlands in respect of any ISC group personnel arising out of their activities in support of AUCS or performance of the management agreement, will be born by AUCS (failing which, the Indirect AUCS Stockholders) and, notwithstanding any earlier agreements to the contrary, ISC shall not be financially responsible therefore.

3.	GOVERNING LAW

This Agreement shall be governed and construed in accordance with the laws of the Netherlands.

IN WITNESS WHEREOF the Parties have executed this Agreement on the date first above written:

INDIRECT AUCS STOCKHOLDERS:

/s/ Mr. A.J. Sheepbouwer		/s/ Gabriel Rumo		/s/ Håkan Janson
Royal KPN NV for KPN Telecom B.V.		Swisscom AG		TeliaSonera AB

By:	Mr. A.J. Sheepbouwer	By:	Gabriel Rumo	By:	Håkan Janson
Title:	CEO Royal KPN NV	Title:		Title:	Director

ISC:

/s/ Paul Galleberg
Infonet Services Corporation

By:	Paul Galleberg
Title:	Senior Vice President

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